Exhibit 3.3

Registre de Commerce et des Sociétés

Numéro RCS : B237108

Référence de dépôt : L190178673

Déposé le 29/08/2019

Highland Holdings S.a r.l. Société à responsabilité limitée Siège social: 46A, Avenue J.F. Kennedy, L-1855 Luxembourg Grand-Duché de Luxembourg

CONSTITUTION d’une société à responsabilité limitée du 16 août 2019 – Numéro 2813/19

In the year two thousand and nineteen on the sixteenth day of August.

Before Maître Jacques Kesseler, notary residing in Pétange, Grand Duchy of Luxembourg,

THERE APPEARED:

COMMONWEALTH LUXEMBOURG HOLDINGS S.A R.L., a company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg), under registration number B 148555, here represented by Mrs Marina Muller, notary’s clerk, with professional address at 13, route de Luxembourg, L-4761 Petange, Grand Duchy of Luxembourg, by virtue of a proxy given under private seal.

The said proxy, signed ne varietur by the proxyholder of the person appearing and the undersigned notary, will remain attached to the present deed to be filed with the registration authorities.

Such appearing person, represented as stated here above, has requested the undersigned notary to state as follows the articles of association of a private limited liability company:

PART I. CORPORATE FORM AND NAME, REGISTERED OFFICE, CORPORATE PURPOSE AND TERM OF EXISTENCE

Capitalized terms not otherwise defined herein shall have the meaning indicated in Article 22 (Definitions).

Article 1. Corporate form and name

These are the articles of association for a private limited-liability company (société à responsabilité limitée) (the “Company”) incorporated under the name “Highland Holdings S.à r.l.”.

The Company shall be governed by these Articles and the laws of the Grand Duchy of Luxembourg, in particular the Act.

Article 2. Registered office

The Company’s registered office is located in the City of Luxembourg. Subject to the provisions of the Act, the Board is authorized to transfer the Company’s registered office to another location within the Grand Duchy of Luxembourg and amend this article accordingly. The Board may resolve to establish branches or other places of business in the Grand Duchy of Luxembourg or abroad. If the Board finds that extraordinary political, economic or social circumstances have arisen or may arise that interfere or could interfere with the Company’s ability to conduct business or hinder communications within its registered office or between that office and persons abroad, the Board may transfer the registered office abroad, until the extraordinary circumstances come to an end. These temporary measures shall not affect the nationality of the Company which, notwithstanding the transfer of its registered office abroad, shall continue to be governed by the laws of the Grand Duchy of Luxembourg.

Article 3. Corporate purpose

The object of the Company is the direct and indirect acquisition and holding of participating interests, in any form whatsoever, in Luxembourg and/or in foreign undertakings, as well as the administration, development and management of such interests.

This includes, but is not limited to, investment in, acquirement of, disposal of, granting or issuing (without a public offer) of preferred equity certificates, loans, bonds, notes debentures and other debt instruments, shares, warrants and other equity instruments or rights, including, but not limited to, shares of capital stock, limited partnership interests, limited liability company interests, preferred stock, securities and swaps, and any combination of the foregoing, in each case whether readily marketable or not, and obligations (including but not limited to synthetic securities obligations) in any type of company, entity or other legal person.

The Company is further entitled to hold any position as, and exercise the functions of, general partner, manager or director in any company with registered office in the Grand-Duchy of Luxembourg that belongs to the same group of companies as the Company.

The Company may also use its funds to invest in real estate, in intellectual property rights or any other movable or immovable assets in any form or of any kind.

The Company may grant pledges, guarantees, liens, mortgages and any other form of securities as well as any form of indemnities, to Luxembourg or foreign entities, in respect of its own obligations and debts.

The Company may also provide assistance in any form (including but not limited to the granting of advances, loans, money deposits and credits as well as the providing of pledges, guarantees, liens, mortgages and any other form of securities, in any kind of form) to the Company’s subsidiaries. On a more occasional basis, the Company may provide the same kind of assistance to undertakings which are part of the same group of companies which the Company belongs to or to third parties, provided that doing so falls within the Company’s best interest and does not trigger any license requirements.

In general, the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.

Notwithstanding the above, the Company shall not enter into any transaction which would cause it to be engaged in any activity which would be considered as a regulated activity or that would require the Company to have any other license.

Article 4. Term of existence

The Company is incorporated for an unlimited term of existence.

PART II. SHARE CAPITAL AND SHARES

Article 5. Share capital, issue premiums and capital contributions

5.1. Share capital

The Company’s share capital is set at one hundred thousand Euros (EUR 100,000), represented by one hundred thousand (100,000) shares, with a par value of one Euro (EUR 1) each, all of which are subscribed and fully paid-up.

5.2. Issue premiums and capital contributions

In addition to the share capital, an account for the issuance of premiums and/or for capital contributions (Compte 115 “Apport en capitaux propres non rémunéré par des titres”) may be set up. The Company may use the amounts held in this account to redeem its shares, set off net losses, make distributions to shareholders, allocate funds to the statutory reserve, make payments in relation to shares and for any other purpose permitted by law.

Article 6. Shares

6.1. Form

The Company’s shares are and shall remain in registered form. The Company may not make a public offering of its shares.

The Company’s shares shall not be represented by transferable share certificates; however, at the request of a shareholder, the Company may issue a certificate confirming the shareholder’s recordation in the shareholders’ register.

6.2. Shareholders’ register

A shareholders’ register shall be kept at the Company’s registered office in accordance with the provisions of Article 710-8 of the Act. Each shareholder shall have the right to consult the register during normal business hours in accordance with the provisions of the Act.

Shareholders shall notify the Company by registered letter of any change of address. The Company shall be entitled to rely on the last notified address.

6.3. Indivisibility of shares and suspension of rights

The Company shall recognize a single owner per share. If a share is held by more than one (1) person, the Company has the right to suspend the rights associated with that share (except for the rights to information provided for by Article 461-6 of the Act) until a single person is designated as being the holder thereof towards the Company.

6.4. Transfers of shares

If the Company has a sole shareholder, this shareholder may freely transfer its shares.

If the Company has several shareholders, the shares may be transferred freely amongst the shareholders.

Shares issued by the Company may be transferred to non-shareholders only in accordance with the provisions of Articles 710-12 and 710-13 of the Act, it being understood that the consent of shareholders representing three quarters (¾) of the shares is required for transfers to non-shareholders, both inter vivos and mortis causa. The same rules apply to the creation or transfer of usufruct (i.e. beneficial ownership) or bare ownership rights.

In the event of an inter vivos transfer of shares to non-shareholders for which the abovementioned consent of the shareholders is not obtained, the other shareholders shall have the right to acquire the shares or have them acquired from the transferring shareholder, unless the transferring shareholder decides to forego the transfer, in accordance with the conditions set out in Article 710-12 of the Act. The Company can also decide, with the consent of the transferring shareholder, to reduce its share capital and redeem the shares at the conditions set out in Article 710-12 of the Act. In both cases, the price of the transferred shares shall be determined by the Board. The Board at its sole discretion may hire outside counsel or external experts to assist it herewith. If the shares are not acquired or redeemed in accordance with the abovementioned provisions, the transferring shareholder can proceed with the initially proposed transfer to a non-shareholder.

Article 7. Capital increases and reductions and share redemptions

7.1. Capital increases and reductions

The Company’s share capital may be increased or reduced on one or more occasions pursuant to a resolution of the general meeting of shareholders, provided the quorum and majority required to amend these Articles are met.

7.2. Share redemptions

The Company may redeem its own shares with the consent of the shareholders concerned. Redemption of shares may not result in the nominal value or accounting par value of the total shares held by the remaining shareholders (other than the Company) falling below twelve thousand euros (EUR 12,000) or its equivalent in another currency.

In addition, if the Company has issued redeemable shares, the redemption of such shares must meet the requirements of Article 710-5 of the Act.

The voting rights and financial rights attached to redeemed shares shall be suspended for as long as where they are held by the Company.

The Board is authorized to cancel the redeemed shares and proceed with the relevant capital decrease, which must be recorded in a notarized instrument within one (1) month thereafter.

PART III. MANAGEMENT AND SUPERVISION

Article 8. Board

The Company shall be managed by one or more manager(s), who need not be shareholders (the “Manager(s)”). If several Managers are appointed, they shall constitute a board of Managers (the “Board”).

The Manager(s) shall be appointed by the shareholders, who shall determine their number, remuneration and the duration of their term of office. If no term has been fixed in the relevant shareholder decision, the Manager(s) concerned shall be deemed appointed for an unlimited term. Manager(s) may be re-elected at the end of their term of office and removed from office without cause at any time pursuant to a shareholder resolution.

The shareholders may decide to appoint two (2) classes of Managers, the “Class A Manager(s)” and the “Class B Manager(s)”, respectively.

Article 9. Procedure and voting

9.1. Sole Manager

If the Company has a sole Manager, the Manager shall exercise the powers granted by the Act. In this case and to the extent applicable, where the term “sole Manager” is not expressly mentioned in these Articles, any reference to the “Board” shall be deemed to refer to the sole Manager. The sole Manager shall record the decisions taken in minutes.

9.2. Decision-making by the Board

9.2.1 Chairperson and secretary

The Board may appoint a chairperson (the “Chair”) from amongst its members but is not obliged to do so. If there are classes of Managers, the Chair shall be appointed among the class A Managers. The Chair shall preside over all meetings of the Board. In the Chair’s absence, the Board may appoint a Manager as pro tempore chair by a majority vote of the Managers present or represented at the meeting.

The Board may also appoint a secretary (the “Secretary”) to keep minutes of Board meetings and general meetings of shareholders. If the Secretary is not a Manager, he or she shall be bound by the confidentiality provisions laid down in Article 10.2 of these Articles, under the Board’s responsibility.

9.2.2 Calling of Board meetings

The Board shall meet at the request of any Manager or further to a notice sent by the Chair. Except in cases of urgency or with the prior consent of all those entitled to attend the meeting written notice sent by e-mail, facsimile or any other electronic means of communication accepted by the Managers, of a Board meeting must be given at least twenty-four (24) hours in advance or six (6) hours in advance in exceptional and urgent matters, provided the meeting is scheduled during normal business hours in Luxembourg. The notice shall specify the place, date, time and agenda of the meeting.

This requirement may be waived with the unanimous consent of all Managers present, or represented, at the meeting or by other written means.

A separate notice is not required for meetings held at a time and place previously approved by the Board.

9.2.3 Procedural requirements for Board meetings

Board meetings shall be held in the Grand Duchy of Luxembourg, save for exceptional circumstances which shall be agreed upon by all members of the Board.

A Manager may be represented at a Board meeting by another Manager, appointed in writing. A Manager may represent more than one Manager at a Board meeting, provided there are always at least two (2) Managers physically present at the meeting or attending by conference call, videoconference or similar means of communication.

If there are multiple classes of Managers, a Manager of a class may only be represented by a Manager of the same class.

A Manager may participate in Board meeting by conference call, videoconference or similar means of communication enabling several persons to instantly communicate with each other or other means of communication enabling the identification of the participants. Such methods of participation are considered equivalent to physical presence at the meeting, and a meeting held by such means is deemed to take place at the Company’s registered office.

A written resolution, signed by all Managers, is valid as if it had been adopted at a duly called Board meeting. Resolutions passed pursuant to this procedure shall be deemed adopted at the Company’s registered office. The resolution can be set out either in a single document, signed by all Managers, or in separate identical documents, each signed by a Manager.

9.2.4 Quorum and majority

The quorum required for Board meetings shall be the presence of at least two Managers currently in office and, if there are multiple classes of Managers, the presence of at least one (1) Manager from each class.

Resolutions shall be adopted by a majority of votes cast by the Managers present or represented at the meeting and, if there are multiple classes of Managers, by at least one (1) Manager from each class. Each Manager is entitled to cast one (1) vote. In the event of a tie, the Chair, or when applicable, the pro tempore chair, who shall at all times be a class A Manager, shall cast the deciding vote.

If the abovementioned quorum and/or majority cannot be met due to the fact that one or more Managers have a conflict of interest with the decision to be taken, the decision shall be adopted by a simple majority of Board members without a conflict of interest unless they decide to refer it to the shareholder or shareholders, for approval.

9.2.5 Minutes - copies and extracts

Minutes of Board meetings shall be drawn up and signed by the Chair, or, when applicable, the pro tempore chair, or by all Managers present at the meeting.

Copies of and extracts from, the minutes or resolutions shall be certified and signed by the Chair or, when applicable, the pro tempore chair, or by one (1) Manager.

Article 10. Powers, duties, liability and indemnification

10.1. Powers of the Board

The Board shall have the broadest powers to act on behalf of the Company and to perform or authorise all acts of administration or disposal necessary or useful to accomplish the Company’s purpose. All powers not expressly reserved to the shareholders under the Articles or the Act can be exercised by the Board.

10.2. Confidentiality

Even after the end of their term of office, the Manager(s) shall not disclose information about the Company which could be detrimental to the Company’s interests, except when disclosure is required by law or the public interest, in accordance with and subject to the provisions of Articles 710-15 and 444-6 of the Act.

10.3. Conflicts of interest

The Managers shall observe the conflicts-of-interest procedure provided for by Articles 710-15 and 441-7 of the Act and Article 9.2.4 of these Articles.

For the sake of clarity and insofar as permitted by the Act, no contract or transaction between the Company and another party shall be affected or invalidated based solely on the fact that one or more of the Managers, directors, partners, members, officers or employees of the Company have a personal interest in the contract or transaction or are duly authorised representatives of that other party. Unless otherwise provided herein, any Manager or officer of the Company who serves as a director, manager, partner, member, officer or employee of any company or firm with which the Company contracts or otherwise engages in business shall not, automatically be prevented from taking part in the deliberations and voting or acting on any matters with respect to such contract or other business.

10.4. Liability and indemnification

The Managers may not, in the performance of their tasks, be held personally liable for any commitment validly made by them in the Company’s name. They may only be held liable for the performance of their duties in accordance with the applicable legal provisions.

Insofar as permitted by law, the Company shall indemnify any Manager and the latter’s heirs, executors and administrators for expenses reasonably incurred in connection with any action, lawsuit or proceedings to which the Manager may be made a party by reason of being or having been a Manager of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which the Manager is not entitled to be indemnified, with the exception of actions, lawsuits and proceedings relating to matters for which the Manager is ultimately found liable for gross negligence or misconduct. In the event of a settlement, indemnification shall only be provided if the Company has been advised by its legal counsel that the Manager did not breach their duties. This right to indemnification is without prejudice to any other rights on which the relevant person may be entitled to rely.

Article 11. Delegation of powers

11.1. Delegation of daily management

The Board may confer its powers to conduct the Company’s daily management and affairs and represent the Company in this regard to any member or members of the Board or any other person, who need not be a Manager or shareholder of the Company, acting alone or jointly, at the terms so determined by the Board. The Board may freely terminate the delegation of the daily management at any time and without cause. The liability of the person(s) responsible for the daily management shall be determined in accordance with the applicable provisions of the Act. The person(s) responsible for daily management shall comply with the conflicts-of-interest procedure provided for by Article 710-15(4) of the Act.

When the Company is managed by a Board, the delegation of daily management to a member of the Board entails an obligation for the Board to report annually to the general meeting of shareholders on the salary, fees and other advantages granted to the Manager entrusted with the daily management.

11.2. Other delegations of authority

The Board may confer certain powers on and/or entrust specific duties to any member(s) of the Board or any other person(s), who need not be a Manager or shareholder of the Company, acting jointly or individually, in accordance with the conditions and powers determined by the Manager or, if applicable, the Board.

The Board may also establish one or more committees and determine their composition and purpose. Any such committees shall exercise their authority under the responsibility of the Board.

Article 12. Representation of the Company

If only one (1) Manager has been appointed, the Company shall be liable towards third parties by the signature of that Manager as well as by the signature or joint signatures of any person(s) to whom the Manager has delegated signing authority, within the limits of that authority.

If the Company is managed by a Board, the Company shall be liable towards third parties, without prejudice to the following paragraph, by the joint signature of any two (2) Managers as well as by the sole signature or joint signature of any person(s) to whom the Board has delegated signing authority, within the limits of that authority.

If the shareholders have appointed classes of Managers, the Company shall be liable towards third parties by the joint signature of one (1) Manager of each class as well as by the signature or joint signature of any person(s) to whom the Board, or a Manager of each class, have delegated signing authority, within the limits of that authority.

If one or more persons have been entrusted with daily management, they shall represent the Company by means of their sole signature for all matters that fall within the scope of daily management.

Article 13. Audit

If required by Luxembourg law, supervisory oversight of the Company’s operations shall be entrusted to one or more statutory auditor(s) (commissaire(s)) or to one or more independent auditor(s) (réviseur(s) d’entreprises).

The statutory auditor(s) or independent auditor(s), as the case may be, are appointed by the general meeting of shareholders, which shall determine their number, remuneration and the duration of their term of office. If no term has been fixed in the relevant shareholder decision, the auditor(s) shall be deemed appointed for a limited term of one (1) year. They may be re-appointed at the end of their term and removed from office pursuant to a shareholders resolution at any time, with or without cause, subject to the applicable statutory provisions.

PART IV. GENERAL MEETING OF SHAREHOLDERS

Article 14. Powers

The shareholders shall have the powers reserved to them by the Act and these Articles.

Any regularly constituted general meeting or any valid written resolution (as applicable) shall represent and bind all shareholders of the Company.

The shareholders shall not participate in or interfere with the Company’s management.

Article 15. Decision-making procedure

15.1. Calling of meetings

The Board or the auditor(s), or any shareholders representing more than half (½) the Company’s share capital can call a general meeting or submit written resolutions to the Company’s shareholders, in accordance with the provisions of the Act.

General meetings of shareholders, including the annual general meeting, can be held abroad only if so required by unforeseen circumstances or acts of force majeure, as determined by the Board. General meetings of shareholders are called by means of a written notice sent to the shareholders at least eight (8) days in advance, specifying the date, time, place and agenda of the meeting.

If all shareholders are present or represented at a general meeting and state that they have been informed of the agenda, the general meeting may be held without a prior notice having been sent.

15.2. Form of resolutions

If the Company has a sole shareholder, that shareholder shall exercise the powers entrusted by the Act to the general meeting. In this case and to the extent applicable, if the term “sole shareholder” is not expressly mentioned in these Articles, all references to the “shareholders” and the “general meeting” shall be deemed to refer to the sole shareholder. Resolutions taken by the sole shareholder must be set out in writing.

If the Company has fewer than sixty (60) shareholders, general meetings of shareholders are not mandatory and the shareholders may vote on proposed resolutions in writing (in which case, the resolutions must be approved by the same majority required at a general meeting). A general meeting must however be called to amend these Articles.

Where the shareholders take decisions in writing, they shall cast their vote by signing the circulated resolutions. The shareholders may sign a single document or separate copies of the same document, returned to the Company by post, fax or email.

15.3. Procedure

The chair of the general meeting, or, in the chair’s absence, any other person appointed by the shareholders, shall preside over the general meeting. The chair shall appoint a secretary. The general meeting shall appoint one or more scrutineers. The chair, together with the secretary and the scrutineer(s), shall form the presiding committee of the general meeting.

An attendance list indicating the name of each shareholder, the number of shares held and, if applicable, the name of the shareholders’ representatives, shall be drawn up and signed by all members of the presiding committee or, as the case may be, their representatives.

Shareholders can attend general meetings of shareholders by conference call, video conference or any other similar means of instant communication enabling their identification in accordance with and subject to the provisions of Article 710-21 of the Act. A meeting held by such means is deemed to take place at the Company’s registered office.

Shareholders can vote remotely at a general meeting using voting forms. The form shall indicate the agenda for the meeting and the vote or the relevant shareholder (for, against or abstention). In order to be taken into account for the purpose of determining the quorum, voting forms must be received by the Company no later than one (1) hour before the opening of the meeting.

15.4. Voting

Each share carries one (1) vote, unless otherwise provided for by the Act. A shareholder’s voting rights are determined by the number of shares held.

Shareholders may appoint in writing, by post, facsimile, email, or any other accepted means of communication a proxy holder, who need not be a shareholder, to represent them at a general meeting.

Without prejudice to these Articles and the Act, the Board can suspend the voting rights of shareholders that are in default of their obligations under these Articles or the relevant subscription letter or agreement.

Each shareholder may personally undertake or refrain temporarily or permanently from exercising all or some of its voting rights. Any such waiver is binding on the Company as from the time the Company is notified of it.

Voting arrangements may be validly entered into in accordance with and subject to the provisions of Article 710-20 of the Act.

15.5. Quorum and majority

15.5.1 Decisions amending the Articles and change of nationality

Unless otherwise required by the Act or these Articles, any amendment to the Articles, including a change of nationality, must be approved by shareholders representing at least three quarters (¾) of the Company’s share capital.

15.5.2 Decisions approving share transfers

Decisions approving a transfer of shares to a non-shareholder must be approved in accordance with the provisions of Article 6.4 of these Articles.

15.5.3 Unanimity

The commitments of shareholders may be increased only with the unanimous consent of all shareholders.

15.5.4 Other decisions

All other decisions for which no specific quorum or majority is required by these Articles or the Act must be approved by shareholders representing more than half (½) the share capital. If the required quorum is not met at the first general meeting, the shareholders shall be called or consulted a second time, by registered letter, and resolutions shall be adopted by a majority of the votes cast, regardless of the percentage of share capital represented.

15.5.5 Classes of shares

If there are several classes of shares and the shareholders’ decision may result in a modification of their respective rights, the decision must, in order to be valid, be approved by each class of shares, with the quorum and majority stipulated in Article 15.5.1 of these Articles.

15.6. Minutes - copies and extracts

Minutes of general meetings of shareholders shall be drawn up and signed by the members of the presiding committee and any shareholders who wish to do so.

Copies of and extracts from the minutes of general meetings of shareholders may be certified by one (1) Manager.

15.7. Attendance of bondholders

If the Company has issued bonds, the bondholders are not entitled to be called to or attend general meetings of shareholders.

PART V. FINANCIAL YEAR AND ALLOCATION OF PROFITS

Article 16. Financial year

The Company’s financial year starts on the first day of December of each year and ends on the last day of November of the following year.

Article 17. Approval of the annual accounts

At the end of each financial year, the accounts are closed and the Board shall draw up the Company’s annual accounts in accordance with the Act and submit them to the auditor(s) for review (where applicable) and to the general meeting of shareholders for approval.

Each shareholder or its representative may inspect the annual accounts at the Company’s registered office as provided by the Act.

Article 18. Allocation of profits

Five percent (5%) of the Company’s net annual profits shall be allocated each year to the reserve required by the Act, until this reserve reaches ten percent (10%) of the Company’s share capital. The general meeting of shareholders shall determine how the remaining profits are to be allocated. These profits may, in whole or in part, be used to absorb existing losses, if any, set aside in a reserve, carried forward to the next financial year or distributed to the shareholders.

Article 19. Interim dividends

The Board is authorised to distribute interim dividends (“acomptes sur dividendes”) in accordance with Article 710-25 of the Act.

PART VI. WINDING-UP AND LIQUIDATION

Article 20. Winding-up and liquidation

The Company shall not be wound up due to the death, bankruptcy, incapacity or similar event affecting one or more of its shareholders.

The Company may be wound up pursuant to a shareholder resolution, approved in accordance with the quorum and majority indicated in the Act.

If the Company is wound up, liquidation shall be carried out by one or more liquidators (which may be either natural persons or legal entities) appointed by the general meeting which shall also determine their powers and compensation.

After settling all outstanding debts and liabilities, including taxes and liquidation costs, the remaining proceeds, if any, shall be distributed amongst the shareholders.

If there is only one (1) shareholder, the Company can be wound up without liquidation in accordance with Article 710-3 of the Act and Article 1865bis(2) et seq. of the Luxembourg Civil Code.

PART VII. APPLICABLE LAW AND DEFINITIONS

Article 21. Applicable law

All matters not governed by these Articles shall be settled in accordance with the applicable law and any agreement that may be entered into by the shareholders and the Company from time to time, supplementing certain provisions of these Articles.

Article 22. Definitions

The following terms, as used in these Articles, shall have the meaning set out below:

Act: the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time;

Articles: these articles of association of the Company;

Board: see the definition in Article 8 of these Articles;

Chair: see the definition in Article 9.2.1 of these Articles;

Class A Manager(s): see the definition in Article 8 of these Articles;

Class B Manager(s): see the definition in Article 8 of these Articles;

Company: see the definition in Article 1 of these Articles;

Manager(s): see the definition in Article 8 of these Articles; and

Secretary: see the definition in Article 9.2.1 of these Articles.

SUBSCRIPTION – PAYMENT

The Articles having thus been established, COMMONWEALTH LUXEMBOURG HOLDINGS S.A R.L., aforementioned, declared to subscribe the entire share capital represented by one hundred thousand (100,000) shares with a par value of one Euro (EUR 1).

All the shares have been fully paid in cash, so that the amount of one hundred thousand Euros (EUR 100,000) is at the disposal of the Company, evidence thereof having been given to the notary.

COSTS

The expenses, costs, fees and charges of any kind whatsoever which will have to be borne by the Company as a result of its formation are estimated at two thousand Euros (EUR 2,000.-).

VERIFICATION

The notary executing this deed declares that the conditions fixed in art. 710-6 and in article 710-7 of the Law have been fulfilled.

RESOLUTIONS OF THE SOLE SHAREHOLDER

1.	The Company will be managed by the following managers appointed for an unlimited period:

Class A Managers:

-	STUART BOTTOMLEY, born on October 28, 1966, in Melton Mowbray, United Kingdom, and residing at Heronfield Cottage, Bakers Lane, Knowle, Solihull, West Midlands B93 OEA England;

-	MICHAEL P. RYAN, born on March 10, 1969, in Utica, New York, United States of America and residing at 50 Highridge Road, West Simsbury, CT 06092, United States of America;

-	CHRISTOPHER WITZKY, born on May 17, 1957, in New York, United States of America and residing at 54 Sachem Drive, Glastonbury, CT 06033, United States of America;

-	ALEXEI LAKOMKIN, born on January 20, 1968 in Vichnevogorsk, Russia and residing professionally at 43, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg;

Class B Managers:

-	SEVERINE CANOVA, born on July 16, 1975 in Creutzwald, France and residing professionally at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg;

-	JANA STRISCHEK, born on June 12, 1975 in Potsdam, Germany and residing professionally at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg;

-	KATALIN OROSZKI, born on September 30, 1976 in Vác, Hungary and residing professionally at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg.

2.	The registered office of the Company shall be established at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

DECLARATION

The undersigned notary, who understands and speaks English, states herewith that on request of the above appearing parties, the present deed is worded in English, followed by a French version. On request of the same appearing parties and in case of divergences between the English and the French text, the English version will be prevailing.

WHEREOF the present deed was drawn up in Pétange, on the day named at the beginning of this document.

The document having been read to the proxyholder of the person appearing, the said proxyholder signed with the notary the present deed.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:

L’an deux mille dix-neuf, le seizième jour du mois d’août.

Par-devant Maître Jacques Kesseler, notaire de résidence à Pétange, Grand-Duché de Luxembourg,

A COMPARU:

COMMONWEALTH LUXEMBOURG HOLDINGS S.A R.L., une société valablement constituée et existante sous le droit du Grand-Duché de Luxembourg, ayant son siège social au 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg, enregistrée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B 148555, ici représentée par Madame Marina Muller, clerc de notaire, avec adresse professionnelle au 13, route de Luxembourg, L-4761 Pétange, Grand-Duché du Luxembourg, en vertu d’une procuration.

Laquelle procuration restera, après avoir été signée ne varietur par le comparant et le notaire instrumentant, annexée aux présentes pour être formalisée avec les autorités d’enregistrement. Laquelle comparante, représentée comme indiqué ci-dessus, a requis le notaire instrumentant de dresser acte d’une société à responsabilité limitée :

PART I. FORME ET DENOMINATION SOCIALE, SIEGE SOCIAL, OBJET SOCIAL ET DUREE

Article 1. Forme, dénomination sociale

Les présents constituent les statuts d’une société à responsabilité limitée (la “Société”) dont la dénomination sociale est “Highland Holdings S.à r.l.”.

La Société sera régie par les présents Statuts et les lois du Grand-Duché de Luxembourg et, en particulier, la Loi.

Article 2. Siège social

Le siège social de la Société sera établi à Luxembourg-Ville. Le Collège sera autorisé à transférer le siège social de la Société au sein du Grand-Duché de Luxembourg et à modifier cet article en conséquence. Le Collège pourra décider d’établir des succursales ou d’autres formes d’établissements au sein du Grand-Duché de Luxembourg ou à l’étranger.

Dans le cas où le Collège estimerait que des événements politiques, économiques ou sociaux extraordinaires sont survenus ou sur le point de survenir, et seraient de nature à compromettre le fonctionnement normal de la Société au lieu de son siège social voire la communication avec ce siège ou entre ce siège et des personnes à l’étranger, le Collège pourra transférer temporairement le siège social à l’étranger, jusqu’à la cessation totale de ces événements extraordinaires. De telles mesures temporaires n’affecteront pas la nationalité de la Société qui, nonobstant le transfert temporaire de son siège social à l’étranger, restera régie par les lois du Grand-Duché de Luxembourg.

Article 3. Objet social

La Société a pour objet la prise de participations directes ou indirectes et la détention de ces participations, sous n’importe quelle forme, dans toutes entreprises luxembourgeoises ou étrangères, ainsi que l’administration, la gestion et la mise en valeur de ces participations.

Cela inclut, mais n’est pas limité à l’investissement, l’acquisition, la vente, l’octroi ou l’émission (sans offre publique) de certificats de capital préférentiels, prêts, obligations, reconnaissances de dettes et autres formes de dettes, parts sociales, bons de souscriptions et autres instruments de capital ou droits, incluant sans limitation, des parts de capital social, participations dans une association (limited partnership), participations dans une société à responsabilité limitée (limited liability company), parts préférentielles, valeurs mobilières et swaps, et toute combinaison de ce qui précède, qu’ils soient facilement réalisables ou non, ainsi que des engagements (incluant mais non limité à des engagements relatives à des valeurs synthétiques) de sociétés, entités ou autres personnes juridiques de tout type.

Par ailleurs, la Société est autorisée à avoir toute position de, et exercer les fonctions de, commandité, gérant ou administrateur dans toute société ayant son siège social au Grand-Duché de Luxembourg qui appartient au même groupe de sociétés que la Société.

La Société peut aussi utiliser ses fonds pour investir dans l’immobilier, les droits de propriété intellectuelle ou dans tout autre actif mobilier ou immobilier de toute sorte ou toute forme.

La Société peut accorder des gages, garanties, privilèges, hypothèques et toute autre forme de sûretés ainsi que toute forme d’indemnités, à des entités luxembourgeoises ou étrangères, en relation avec ses propres obligations et dettes.

La Société peut accorder toute forme d’assistance (incluant mais non limité à l’octroi d’avances, prêts, dépôts d’argent et crédits ainsi que l’octroi de gages, garanties, privilèges, hypothèques et toute autre forme de sûretés, de toute sorte et forme) aux filiales de la Société. De manière plus occasionnelle, la Société peut accorder le même type d’assistance aux sociétés qui font partie du même groupe de sociétés que la Société ou à des tiers, sous condition que cela tombe dans l’intérêt social et sans engendrer une obligation d’une autorisation spécifique.

D’une manière générale, la Société peut effectuer toute opération commerciale, industrielle ou financière et s’engager dans toute autre activité qu’elle jugera nécessaire, conseillée, appropriée, incidente à ou non contradictoire avec l’accomplissement et le développement de ce qui précède. Nonobstant ce qui précède, la Société ne s’engagera dans aucune transaction qui entraînerait son engagement dans une quelconque activité qui serait considérée comme une activité réglementée ou qui requerrait de la Société la possession de toute autre autorisation spécifique.

Article 4. Durée

La Société est constituée pour une durée indéterminée.

PARTIE II. CAPITAL SOCIAL ET PARTS SOCIALES

Article 5. Capital social - prime d’émission et apports en capital

5.1. Capital social

Le capital social de la Société est fixé à cent mille Euros (100.000,- EUR), divisé en cent mille (100.000) parts sociales, ayant un pair comptable d’un Euro (1,- EUR) chacune, toutes souscrites et intégralement libérées.

5.2. Prime d’émission et apports en capital

En plus du capital social, un compte de prime d’émission et/ou un compte d’apport en capital (compte 115 “Apport en capitaux propres non rémunéré par des titres”) peut être établi.

Les avoirs de ce compte de prime d’émission et/ou du compte d’apport en capital peuvent être utilisés par la Société afin de racheter ses propres parts sociales, compenser des pertes nettes, effectuer des distributions aux associés, affecter les fonds à la réserve statutaire, effectuer des paiements relatifs aux parts sociales ainsi que toutes autres utilisations permises par la loi.

Article 6. Parts sociales

6.1. Forme

Chaque part sociale sera et restera sous forme nominative.

La Société ne pourra pas émettre des parts sociales par le biais d’une offre au public. Les parts sociales ne pourront pas être représentées par des certificats de parts sociales négociables; cependant, à la demande d’un associé, la Société pourra émettre des certificats confirmant l’inscription du détenteur concerné au registre des associés.

6.2. Registre des associés

Un registre des associés sera tenu au siège social de la Société, conformément aux dispositions de l’Article 710-8 de la Loi. Chaque associé aura le droit de consulter le registre pendant les heures ouvrables normales conformément aux dispositions de la Loi.

Les associés devront notifier la Société par voie de lettre recommandée tout changement d’adresse. La Société sera fondée à se fier à la dernière adresse qui lui aura été notifiée.

6.3. Indivision - suspension des droits

Chaque part sociale sera indivisible à l’égard de la Société. Dans le cas où une part sociale est détenue par plus d’une personne, la Société aura le droit de suspendre les droits attachés à ladite part sociale (sauf pour les droits d’information prévus à l’Article 461-6 de la Loi) jusqu’à ce qu’une seule personne soit désignée comme en étant le détenteur à l’égard de la Société.

6.4. Transfert de parts sociales

Lorsque la Société est composée d’un associé unique, ce dernier pourra librement transmettre ses parts.

Lorsque la Société a plusieurs associés, les parts sociales seront librement cessibles entre les associés.

Les parts sociales émises par la Société ne pourront être cédées à des non-associés qu’en conformité avec les dispositions des Articles 710-12 et 710-13 de la Loi, étant précisé que le consentement des associés représentant les trois-quarts (¾) des parts sociales est requis pour toute cession de parts sociales à des non-associés et ce pour qu’il s’agisse d’une cession entre vifs ou pour cause de décès. Les mêmes règles s’appliqueront à la création d’usufruit ou cession d’usufruit ou de nue-propriété.

En cas de cession de parts sociales entre vifs à des non-associés et, dans le cas où le consentement des associés tel qu’indiqué ci-dessus n’a pas été obtenu, les associés restant auront le droit d’acquérir les parts sociales ou de faire acquérir lesdites parts sociales auprès de l’associé cédant sauf si ce dernier renonce à la cession des parts sociales, le tout conformément aux conditions prévues par l’Article 710-12 de la Loi. La Société peut également décider, avec le consentement de l’associé cédant, de réduire le capital social et de racheter les parts sociales de l’associé cédant conformément aux conditions prévues à l’Article 710-12 de la Loi. Dans les deux cas, le prix des parts sociales cédées sera déterminé par le Collège. Le Collège peut, à sa seule discrétion, décider de recourir aux services d’un conseiller extérieur ou d’experts externes pour l’assister dans cette finalité. Au cas où les parts sociales n’auraient pas été acquises ou rachetées conformément aux dispositions mentionnées ci-dessus, l’associé cédant pourra procéder à la cession initialement prévue aux non-associés.

Article 7. Augmentations, réductions et rachats de capital social

7.1. Augmentation et réduction de capital

Le capital social de la Société pourra être augmenté ou réduit, en une ou en plusieurs fois, par une résolution de l’assemblée générale des associés, sous réserve que les conditions de quorum et de majorité requises pour toute modification des Statuts soient respectées.

7.2. Rachat de parts sociales

La Société pourra racheter ses propres parts sociales avec le consentement des associés concernés. Le rachat de parts sociales ne pourra avoir pour effet que la valeur nominale ou le pair comptable agrégé des parts détenues par les associés (autre que la Société) devienne inférieur à douze mille euros (12.000 EUR), ou l’équivalent de ce montant dans une autre devise.

De surcroit, dans le cas où la Société a émis des parts sociales rachetables, le rachat de ces parts sociales devra être conforme aux dispositions de l’Article 710-5 de la Loi.

Les droits de vote et les droits financiers attachés aux actions rachetées seront suspendus pendant la période où elles sont détenues par la Société.

Le Collège est autorisé à annuler les parts sociales ainsi rachetées et à procéder à la réduction de capital corrélative, ce qui devra être constaté par acte notarié dans le mois suivant l’annulation et la réduction.

PARTIE III. GÉRANCE ET RÉVISION DES COMPTES

Article 8. Collège de gérance

La Société sera gérée par un ou plusieurs gérants, lesquels ne devront pas nécessairement être des associés (le(s) “Gérant(s)”). Si plusieurs gérants sont nommés, ils constitueront un collège de gérance (le “Collège”).

Le ou les Gérants devront être nommé(s) par les associés qui détermineront leur nombre, leur rémunération et la durée de leur mandat. Dans le cas où aucune durée n’a été déterminée par la décision des associés concernés, les gérants concernés seront nommés pour une durée indéterminée. Le ou les Gérants pourront être réélu(s) à la fin de leur mandat et révoqué(s) de leurs fonctions à tout moment, sans motif, à la suite d’une résolution de l’assemblée générale des associés.

Les associés pourront décider de nommer deux (2) catégories de Gérants, respectivement le(s) “Gérant(s) de Catégorie A” et le(s) “Gérant(s) de Catégorie B”.

Article 9. Procédure, votes

9.1. Gérant unique

Si la Société est composée d’un Gérant unique, ce dernier exercera les pouvoirs octroyés par la Loi au Collège. Dans ce cas, et dans la mesure du possible, lorsque le terme “Gérant unique” n’est pas expressément mentionné dans les Statuts, toute référence au “Collège” devra être comprise comme une référence au Gérant unique. Le Gérant unique pourra enregistrer ses résolutions sous forme de procès-verbaux.

9.2. Procédure de décision du Collège

9.2.1 Président et secrétaire

Le Collège pourra nommer un président (le “Président”) parmi ses membres mais n’y sera pas obligé. Si des catégories de Gérants ont été créées, le Président sera nommé parmi les Gérants de Catégorie A. Si un Président a été nommé, il présidera toutes les réunions du Collège. En l’absence du Président, le Collège pourra nommer tout Gérants en tant que Président pro tempore par vote majoritaire des Gérants présents ou représentés à la réunion.

Le Collège pourra également nommer un secrétaire (le “Secrétaire”) pour dresser les procès-verbaux des réunions du Collège et de l’assemblée générale des associés. Si le Secrétaire n’est pas un Gérant, cette personne devra observer, sous la responsabilité du Collège, les règles de confidentialité prévues à l’article 10.2 des présents Statuts.

9.2.2 Convocation du Collège

Le Collège se réunira sur convocation de tout Gérant ou par suite d’une convocation adressée par le Président, le cas échéant. Sauf en cas d’urgence ou avec l’accord préalable de toutes les personnes autorisées à participer à la réunion, un avis écrit de toute réunion du Collège sera donné à tous les Gérants avec un préavis d’au moins vingt-quatre (24) heures ou d’un préavis d’au moins six (6) heures dans des situations exceptionnelles et urgentes, à condition tout de même que la réunion ait lieu pendant les heures ouvrables normales à Luxembourg. La convocation indiquera le lieu, la date, l’heure ainsi que l’ordre du jour de la réunion.

II pourra être renoncé à cette convocation avec l’accord unanime de tous les Gérants présents ou représentés, lequel devra être donné à la réunion ou par tout autre moyen par écrit.

Une convocation séparée ne sera pas requise pour les réunions se tenant à une date et à un endroit préalablement approuvés par le Collège.

9.2.3 Tenue des réunions du Collège

Les réunions du Collège se tiendront au Grand-Duché de Luxembourg, sauf en cas de circonstances exceptionnelles qui devraient être acceptées par tous les membres du Collège.

Tout Gérant pourra désigner par écrit un autre Gérant pour se faire représenter aux réunions du Collège. Un Gérant pourra représenter plus d’un Gérant lors d’une réunion du Collège pour autant qu’il y ait toujours deux (2) Gérants présents en personne ou par conférence téléphonique, vidéoconférence ou tout autre moyen similaire de communication.

Si des catégories de Gérants ont été créées, un Gérant d’une catégorie ne peut être représenté que par un Gérant de cette même catégorie.

Tout Gérant pourra participer à une réunion du Collège par conférence téléphonique, vidéoconférence ou tout autre moyen similaire de télécommunication permettant à plusieurs personnes de communiquer simultanément entre elles, ou tout autre moyen de communication permettant une identification de ces personnes. Ces méthodes de participation seront considérées comme équivalentes à la présence physique de la personne à la réunion et toute réunion tenue par ces moyens sera réputée avoir eu lieu au siège social de la Société.

Une résolution écrite signée par tous les Gérants sera valable de la même manière que si elle avait été adoptée à une réunion du Collège dûment convoquée et tenue. Les résolutions adoptées selon cette procédure seront réputées avoir été adoptées au siège social de la Société. Ces résolutions pourront être actées soit dans un document unique, signé par tous les Gérants ou dans des documents distincts identiques, chacun signé par un Gérant.

9.2.4 Quorum et majorité

Le quorum requis pour les réunions du Collège sera atteint par la présence ou la représentation d’au moins deux Gérants actuellement en fonction et, si des catégories de Gérants ont été créées, par la présence ou représentation d’au moins un (1) Gérant de chaque catégorie.

Les décisions seront prises à la majorité des votes des Gérants présents ou représentés à la réunion, et, si des catégories de Gérants ont été créées, les décisions devront être approuvées par au moins un (1) Gérant de chaque catégorie. En cas de parité des voix, le Président, ou le cas échéant, le Président pro tempore, pour autant que ces postes aient été pourvus, qui sera à tout instant un Gérant de Catégorie A, aura une voix prépondérante.

Dans le cas où le quorum et la majorité mentionnés ci-dessus ne pourront être atteints en raison de conflits d’intérêts d’un (1) ou plusieurs Gérants avec la décision devant être prise par le Collège, la décision devra être adoptée à la majorité simple par les membres du Collège qui n’ont pas de conflit et peuvent voter, sauf s’ils décident que cette décision sera déférée à l’approbation du ou des associés.

9.2.5 Procès-verbaux - copies ou extraits

Les procès-verbaux de la réunion du Collège devront être établis par écrit et signés par le Président, ou le président pro tempore, le cas échéant, ou par tous les Gérants présents à la réunion. Les copies ou les extraits des procès-verbaux ou les résolutions devront être certifiés par le Président, s’il en a été nommé un, ou, le cas échéant, le président pro tempore, ou par un (1) Gérant quelconque.

Article 10. Pouvoirs - devoirs - responsabilité - indemnisation

10.1. Pouvoirs du Collège

Le Collège sera investi des pouvoirs les plus étendus pour agir au nom de la Société et pour accomplir ou autoriser tous les actes d’administration ou de disposition qui seront nécessaires ou utiles pour la réalisation de l’objet social de la Société. Tous les pouvoirs qui ne sont pas expressément réservés par la Loi ou par les présents Statuts aux associés pourront être exercés par le Collège.

10.2. Confidentialité

Même après le terme de leur mandat, le ou les Gérant(s) resteront tenus de ne pas révéler les informations relatives à la Société qui pourraient contrevenir aux intérêts de cette dernière, sauf si la révélation de ces informations est requise par la loi ou l’intérêt public, conformément à et sous réserve des dispositions des Articles 710-15 et 444-6 de la Loi.

10.3. Conflits d’intérêts

Les Gérants devront observer la procédure applicable aux conflits d’intérêts telle que prévue aux Articles 710-15 et 441-7 de la Loi et à l’article 9.2.4 des présents Statuts.

Pour éviter toute équivoque et dans la limite permise par la Loi, aucun contrat ou transaction entre la Société et une autre partie ne sera affecté ou invalidé par le simple fait qu’un ou plusieurs Gérants, associés, membres, dirigeants ou salariés de la Société auraient un intérêt personnel dans ledit contrat ou ladite transaction, ou s’il est un représentant dûment autorisé de l’autre partie concernée. Sauf dispositions contraires des présents Statuts, tout Gérant ou dirigeant qui agit en tant qu’administrateur, gérant, associé, actionnaire, dirigeant ou salarié pour le compte d’une autre société ou firme avec laquelle la Société contractera ou entrera autrement en relations d’affaires, ne sera pas, pour ce seul motif, automatiquement empêché de prendre part aux délibérations et de voter ou d’agir en ce qui concerne toutes opérations relatives à un tel contrat ou transaction.

10.4. Responsabilité - indemnisation

Les Gérants, dans le cadre de leur mandat, ne seront pas personnellement responsables pour tout engagement valablement pris par eux pour le compte de la Société. Ils ne peuvent être tenus responsables que pour l’exercice de leurs fonctions conformément aux dispositions légales applicables.

Dans les limites permises par la loi, la Société devra indemniser tout Gérant ainsi que les héritiers, les exécuteurs et administrateurs testamentaire de ce dernier, des dépenses raisonnables faites en relation avec toute action, procès ou procédure à laquelle le Gérant aurait pu être partie en raison de sa fonction passée ou actuelle de Gérant ou, à la demande de la Société, de toute autre société dans laquelle la Société est associée ou créancière et pour laquelle le Gérant ne serait pas autorisé à être indemnisé, excepté pour toute action, procès ou procédure en relation avec des affaires pour lesquelles le Gérant serait finalement déclaré responsable pour faute grave ou faute lourde. En cas de règlement amiable d’un conflit, des indemnités pourront être accordées uniquement dans les matières en relation avec lesquelles la Société a été conseillée par son conseiller juridique, que le Gérant n’a pas violé ses obligations. Ce droit à indemnité n’est pas exclusif d’autres droits que la personne concernée pourra revendiquer.

Article 11. Délégation de pouvoirs

11.1. Délégation de la gestion journalière

Le Collège pourra déléguer ses pouvoirs pour conduire la gestion journalière et les affaires de la Société ainsi que la représentation de la Société à un ou plusieurs membres du Collège ou à une ou plusieurs autres personnes qui ne seront pas nécessairement des Gérants ou des associés de la Société, lesquelles pourront agir individuellement ou conjointement, selon les conditions et les pouvoirs déterminés par le Collège. Le Collège pourra mettre un terme librement, à tout moment et sans justification, à la délégation de pouvoirs du ou des délégués à la gestion journalière. La responsabilité du(des) délégué(s) à la gestion journalière sera déterminée conformément aux dispositions de la Loi. La ou les personnes déléguées à la gestion journalière devront se conformer à la procédure des conflits d’intérêt de l’Article 710- 15 (4) de la Loi.

Lorsque la Société est gérée par un Collège, la délégation de la gestion journalière à un membre du Collège entrainera l’obligation pour le Collège de faire rapport chaque année à l’assemblée générale des associés sur le salaire, les frais et autres avantages octroyés au Gérant dans le cadre de ladite délégation.

11.2. Autres délégations

Le Collège pourra conférer certains pouvoirs et/ou mandats spéciaux à un ou plusieurs membres du Collège ou à une ou plusieurs autres personnes qui ne seront pas nécessairement des Gérants ou des associés de la Société, lesquelles pourront agir individuellement ou conjointement, selon les conditions et les pouvoirs déterminés par le Gérant ou, le cas échéant, le Collège.

Le Collège pourra aussi nommer un ou plusieurs comités et déterminer leur composition et le ur objet. Ce ou ces comités exerceront leurs prérogatives sous la responsabilité du Collège.

Article 12. Représentation de la Société

En cas de nomination d’un Gérant unique, la Société sera engagée à l’égard des tiers par la signature individuelle de ce Gérant, ainsi que par les signatures conjointes ou la signature individuelle de toute(s) personne(s) à laquelle ou auxquelles le Gérant aura délégué un tel pouvoir de signature, et ce dans les limites d’un tel pouvoir.

Lorsque la Société est gérée par un Collège et sous réserve de ce qui suit, la Société sera engagée vis-à-vis des tiers par les signatures conjointes de deux (2) Gérants quelconques ainsi que par la signature individuelle ou conjointe de toute(s) personne(s) à laquelle ou auxquelles le Collège aura délégué un tel pouvoir de signature, et ce dans les limites d’un tel pouvoir.

Si les associés ont nommé une ou plusieurs catégories de Gérants, la Société sera engagée vis - à-vis des tiers par la signature conjointe d’un (1) Gérant de chaque catégorie ainsi que par la seule signature ou par la signature conjointe de toute(s) personne(s) à qui le Collège, ou un Gérant de chaque catégorie, aura délégué un tel pouvoir de signature, et ce dans les limites d’un tel pouvoir. Si un (1) ou plusieurs délégués à la gestion journalière ont été nommé(s), ce(s) délégué(s) pourront représenter la Société par sa/leur signature individuelle(s) et ce dans les limites de la gestion journalière.

Article 13. Révision des comptes

Dans tous les cas prévus par le droit luxembourgeois, la surveillance des opérations de la Société sera confiée à un (1) ou plusieurs commissaires aux comptes ou, dans la mesure où cela est prévu par la loi luxembourgeoise ou décidé optionnellement par les associés, à un (1) ou plusieurs réviseurs d’entreprises indépendants agréés.

Le(s) commissaire(s) aux comptes ou, le cas échéant, le(s) réviseur(s) d’entreprises agréé(s), sera/seront nommé(s) par les associés, qui détermineront leur nombre, leur rémunération et la durée de son/leur mandat. Si aucun terme n’a été prévu dans la décision y relative de l’associé concernée, le(s) commissaire(s) aux comptes ou, le cas échéant, le(s) réviseur(s) d’entreprises sera(ont) nommé(s) pour une durée limitée d’un (1) an. Leur mandat pourra être renouvelé à leur terme et ils pourront être révoqués de leurs fonctions à tout moment, avec ou sans motif, sur simple décision des associés, sous réserve des dispositions légales applicables.

PARTIE IV. ASSEMBLÉE GÉNÉRALE DES ASSOCIÉS

Article 14. Pouvoirs

Les associés disposeront de tous les pouvoirs qui leurs sont conférés par la Loi et les présents Statuts.

Toute assemblée générale régulièrement constituée ou toute résolution valable écrite, le cas échéant, sera censée représenter et lier la totalité des associés de la Société.

Les associés ne pourront ni participer à, ni interférer dans la gestion de la Société.

Article 15. Procédure pour les décisions des associés

15.1. Convocation

Le Collège ou le(s) commissaire(s) aux comptes, le cas échéant, ainsi que les associés qui détiendront plus de la moitié (½) du capital social de la Société pourront convoquer une assemblée générale des associés ou soumettre des résolutions écrites aux associés de la Société, conformément aux dispositions de la Loi.

Les assemblées générales des associés, y compris l’assemblée générale annuelle, ne pourront se tenir à l’étranger que si elles sont requises par des circonstances imprévues ou des cas de force majeure, tel que déterminé par le Collège.

Lorsqu’une assemblée générale des associés devra être convoquée, une convocation écrite devra être envoyée aux associés au moins huit (8) jours avant l’assemblée générale et devra préciser la date, l’heure, l’endroit et l’ordre du jour de cette dernière. Si tous les associés sont présents ou représentés à l’assemblée générale des associés et déclarent avoir eu connaissance de l’ordre du jour de l’assemblée, l’assemblée pourra être tenue sans convocation préalable.

15.2. Forme des résolutions

Si la Société possède un associé unique, ce dernier exercera les pouvoirs qui sont confiés par la Loi à l’assemblée générale. Dans ce cas, et dans la mesure du possible, lorsque le terme “associé unique” n’est pas expressément mentionné dans les présents Statuts, toute référence aux “associés” ou à “l’assemblée générale” utilisée dans les présents Statuts devra être comprise comme une référence à l “associé unique”. Les résolutions de l’associé unique devront être prises par écrit. Si la Société compte moins de soixante (60) associés, à l’exception des assemblées générales modifiant les Statuts, les assemblées générales des associés ne seront pas obligatoires et les associés pourront voter sur des résolutions proposées par écrit (avec toutefois la même majorité que celles requise pour les assemblées générales).

Lorsque les associés seront consultés par écrit, ils devront exprimer leur vote par résolutions circulaires signées. Les signatures des associés pourront apparaitre sur un seul document ou sur plusieurs copies d’une résolution identique. Leur signature pourra être prouvée par un original ou par une copie délivrée par télécopie ou par mail.

15.3. Procédure

Le président de l’assemblée générale des associés ou, en son absence, toute autre personne nommée par l’assemblée générale des associés devra présider l’assemblée générale. Le président de l’assemblée générale des associés nommera un secrétaire. L’assemblée générale des associés nommera un ou plusieurs scrutateurs. Le président de l’assemblée générale des associés, le secrétaire et le ou les scrutateur(s) formeront ensemble le comité de direction de l’assemblé générale. Une liste de présence indiquant le nom de chaque associé, le nombre de parts sociales détenues et, si applicable, le nom du représentant de l’associé, sera établie et signée par le bureau de l’assemblée générale des associés ou, le cas échéant, leurs représentants.

Les associés pourront participer aux assemblées générales des associés par conférence téléphonique, vidéoconférence ou tout autre moyen similaire de télécommunication permettant leur identification conformément à et sous réserve des dispositions de l’Article 710-21 de la Loi. Une assemblée tenue par ces moyens sera réputée avoir lieu au siège social de la Société.

De surcroit, les associés pourront également voter à l’assemblée générale des associés par des formulaires de vote. Les formulaires de vote devront contenir les points de l’ordre du jour de l’assemblée et l’indication du vote de l’associé concerné pour chaque point figurant à l’ordre du jour (pour, contre, abstention). Afin de les prendre en compte pour la détermination du quorum, les formulaires de vote devront être reçus par la Société au plus tard une (1) heure avant l’heure à laquelle l’assemblée aura été convoquée.

15.4. Vote

Une (1) voix sera attachée à chaque part sociale, sauf disposition contraire de la Loi. Chaque associé disposera de droits de vote proportionnels au nombre de parts sociales détenues.

Un associé pourra désigner un mandataire par écrit, que ce soit par le biais d’un original ou d’une copie délivré par télécopie ou mail, pour le représenter à l’assemblée générale, étant entendu que ce mandataire ne sera pas nécessairement un associé.

Sans préjudice à ces Statuts et à la Loi, le Collège pourra suspendre les droits de vote de l’associé qui restera en défaut de remplir les obligations qui lui incombent en vertu des Statuts, de son acte de souscription ou d’engagement.

Il est permis à tout associé, à titre personnel, de s’engager à ne pas exercer temporairement ou définitivement tout ou partie de ses droits de vote. Une telle renonciation lie l’actionnaire et s’impose à la société dès sa notification à cette dernière.

Les conventions de vote seront valables conformément à et sous réserve des dispositions de l’Article 710-20 de la Loi.

15.5. Quorum et majorité

15.5.1 Décisions modifiant les Statuts et changement de nationalité

Sauf disposition contraire des présents Statuts ou de la Loi, toute modification des Statuts, y compris tout changement de nationalité, devra être approuvé par les associés représentant au moins les trois quarts (¾) du capital social de la Société.

15.5.2 Décisions en cas de cessions de parts sociales

Les décisions approuvant toute cession de parts sociales à des non-associés devront être adoptées conformément aux dispositions de l’article 6.4. des présents Statuts.

15.5.3 Consentement unanime

Les engagements des associés ne pourront être augmentés qu’avec leur consentement unanime.

15.5.4 Autres décisions

Toutes autres décisions pour lesquelles un quorum ou une majorité spécifique ne sont pas prévues par les présents Statuts ou par la Loi, seront adoptées par les associés représentant plus de la moitié (½) du capital social de la Société. Dans le cas où un tel quorum n’est pas atteint à la première assemblée, les associés devront être convoqués ou consultés une seconde fois, par lettre recommandée, et les décisions devront être adoptées par une majorité de votes émis, quel que soit le pourcentage du capital représenté.

15.5.5 Catégories de parts sociales

Dans le cas où plusieurs catégories de parts sociales existent et où la décision des associés peut résulter en une modification de leurs droits respectifs, la décision, pour être valablement prise, devra inclure, dans chaque catégorie, les conditions de majorité et de quorum prévues par l’article 15.5.1 des présents Statuts.

15.6. Procès-verbaux - copies ou extraits

Les procès-verbaux des décisions des assemblées générales des associés de la Société devront être établis par écrit et signés par les membres du comité de direction ainsi que par les associés qui le souhaitent.

Les copies ou extraits des procès-verbaux des décisions de l’assemblée générale pourront être certifiés par un (1) Gérant quelconque.

15.7. Participation des obligataires

Si la Société a émis des obligations, les obligataires ne seront pas convoqués ni autorisés à assister aux assemblées générales des associés.

PARTIE V. ANNÉE SOCIALE ET RÉPARTITION DES BÉNÉFICES

Article 16. Année sociale

L’année sociale de la Société commencera le premier jour du mois de décembre et s’achèvera le dernier jour du mois de novembre de l’année qui suit.

Article 17. Approbation des comptes annuels

À la fin de chaque année sociale, les comptes seront arrêtés et le Collège dressera les comptes annuels de la Société conformément à la Loi et les soumettra au(x) commissaire(s) aux comptes pour révision (le cas échéant) et à l’assemblée générale des associés pour approbation.

Tout associé ou son mandataire pourra prendre connaissance des comptes annuels au siège social de la Société conformément aux dispositions de la Loi.

Article 18. Affectation des bénéfices

Cinq pourcent (5%) des bénéfices nets annuels de la Société devront être affectés à la réserve légale, jusqu’à ce que cette réserve atteigne dix pourcent (10%) du capital social.

L’assemblée générale des associés décidera de l’affectation des bénéfices restants. Ces bénéfices pourront, totalement ou en partie, être utilisés pour apurer des pertes, le cas échéant, être alloués en réserve, être reportés sur le prochain exercice fiscal ou encore être distribués aux associés.

Article 19. Acomptes sur dividendes

Le Collège sera autorisé à accorder des acomptes sur dividendes conformément à l’Article 710-25 de la Loi.

PARTIE VI. DISSOLUTION ET LIQUIDATION

Article 20. Dissolution, liquidation

La Société ne pourra pas être dissoute pour cause de mort, de faillite, d’incapacité ou d’évènements similaires affectant un (1) ou plusieurs associés.

La Société pourra être dissoute conformément à une décision des associés, approuvée aux conditions de quorum et de majorité requis par la Loi.

En cas de dissolution de la Société, la liquidation s’effectuera par les soins d’un (1) ou de plusieurs liquidateurs (personnes physiques ou morales), nommés par l’assemblée générale des associés, qui déterminera leurs pouvoirs et leurs émoluments.

Après paiement de toutes les dettes et charges de la Société, toutes les taxes et frais de liquidation compris, l’actif net restant de la Société sera réparti équitablement entre tous les associés.

Si la Société n’a qu’un (1) associé unique, elle pourra être dissoute sans liquidation conformément aux dispositions de l’Article 710-3 de la Loi et de l’Article 1865bis, alinéa 2 et seq. du Code civil luxembourgeois.

PARTIE VII. LOI APPLICABLE - DÉFINITIONS

Article 21. Loi applicable

Toutes les matières qui ne sont pas régies par les présents Statuts seront réglées conformément à la loi applicable, ainsi que tout accord conclu entre les associés et la Société, le cas échéant, et qui pourront compléter certaines dispositions des présents Statuts.

Article 22. Définitions

Les termes ci-dessous auront la définition suivante lorsqu’ils sont utilisés dans les présentes:

Loi: la loi luxembourgeoise du 10 août 1915 sur les sociétés commerciales telle que modifiée;

Statuts: les présents statuts de la Société;

Collège: voir la définition à l’Article 8 des présents Statuts;

Président: voir la définition à l’Article 9.2.1 des présents Statuts;

Gérant(s) de Catégorie A: voir la définition à l’Article 8 des présents Statuts;

Gérant(s) de Catégorie B: voir la définition à l’Article 8 des présents Statuts;

Société: voir la définition à l’Article 1 des présents Statuts;

Gérant(s): voir la définition à l’Article 8 des présents Statuts; et

Secrétaire: voir la définition à l’Article 9.2.1 des présents Statuts.

SOUSCRIPTION - LIBERATION

Les Statuts ainsi établis, COMMONWEALTH LUXEMBOURG HOLDINGS S.A R.L., susnommée, déclare souscrire l’entièreté du capital social représenté par cent mille (100.000) parts sociales d’un pair comptable d’un Euro (EUR 1) chacune.

Toutes les parts sociales ont été entièrement libérées par versement en espèces, de sorte que la somme de cent mille Euros (EUR 100.000) est à la disposition de la Société, ce qui a été prouvé au notaire instrumentant.

FRAIS

Les frais, dépenses, rémunérations et charges, sous quelque forme que ce soit, qui incombent à la Société ou qui sont mis à sa charge à raison de sa constitution sont estimés à environ deux mille euros (EUR 2.000,-).

VERIFICATION

Le Notaire instrumentant constate expressément l’accomplissement des conditions énoncées aux articles 710-6 et 710-7 de la Loi.

DECISIONS DE L’ASSOCIE UNIQUE

1.	La Société est administrée par les gérants suivants nommés pour une durée indéterminée:

Gérant de catégorie A :

-	STUART BOTTOMLEY, né le 28 Octobre 1966, à Melton Mowbray, Royaume-Uni et demeurant au Heronfield Cottage, Bakers Lane, Knowle, Solihull, West Midlands B93 OEA, Angleterre;

-	MICHAEL P. RYAN, né le 10 Mars 1969, à Utica, New York, Etats-Unis d’Amérique et demeurant au 50 Highridge Road, West Simsbury, CT 06092, Etats-Unis d’Amérique;

-	CHRISTOPHER WITZKY, né le 17 Mai 1957, à New York, Etats-Unis d’Amérique et de- meurant au 54 Sachem Drive, Glastonbury, CT 06033, Etats-Unis d’Amérique;

-	ALEXEI LAKOMKIN, né le 20 Janvier 1968, à Vichnevogorsk, Russie et demeurant professionnellement au 43, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg.

Gérant de catégorie B :

-	SEVERINE CANOVA, née le 16 Juillet 1975 à Creutzwald, France et demeurant professionnellement au 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg;

-	JANA STRISCHEK, née le 12 Juin 1975 à Potsdam, Allemagne et demeurant professionnellement au 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg;

-	KATALIN OROSZKI, née le 30 Septembre 1976 à Vác, Hongrie et demeurant professionnellement au 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg.

2.	Le siège social de la Société est établi 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg.

DECLARATION

Le notaire soussigné, qui comprend et parle la langue anglaise, constate que les comparants ont requis de documenter le présent acte en langue anglaise, suivi d’une version française. A la requête desdits comparants, en cas de divergence entre le texte anglais et le texte français, le texte anglais fera foi.

DONT ACTE, fait et passé à Pétange, à la date figurant en tête des présentes.

Et après lecture faite et interprétation donnée au mandataire des comparants, celui-ci a signé le présent acte avec le notaire.

(signé) Muller, Kesseler

Enregistré à Esch/Alzette Actes Civils, le 20 août 2019

Relation : EAC/2019/21585

Reçu soixante-quinze euros

75,00 €

Le Receveur, (signé) ff, S. Olsem

POUR EXPEDITION CONFORME